                                                                     Exhibit 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            ELDORADO BANCSHARES, INC.


         The undersigned, Robert P. Keller and Michael K. Krebs, do hereby certify:

         A. They are the duly elected and acting President and Secretary, respectively, of Eldorado Bancshares, Inc., a Delaware corporation (the "Corporation").

         B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 10, 1996, and the name under which the Corporation was originally incorporated is SC Acquisition Corp.

         C. The Certificate of Incorporation of the Corporation has previously been amended on several occasions to change, among other matters, the name of the Corporation initially to Commerce Security Bancorp, Inc. and subsequently to Eldorado Bancshares, Inc.

         D. The Certificate of Incorporation, as previously amended, is further amended and restated to read in full as follows:

         FIRST:  The name of the Corporation is Eldorado Bancshares, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Corporation Law").

         FOURTH: The total number of shares of all classes and series of stock that the Corporation shall have authority to issue is as follows:


                                       PAR VALUE         NUMBER AUTHORIZED
                                       ---------         -----------------
Common Stock                             $.01                   35,000,000
Non-Voting Common Stock                  $.01                    5,000,000
Preferred Stock                          $.01                    1,500,000

The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK AND NON-VOTING COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock and the Non-Voting Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series, including as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The powers, preferences and rights of, and the qualifications, limitations and restrictions of, the Non-Voting Common Stock shall in all respects be identical to those of the Common Stock except with respect to voting rights, as provided in Section 2(b) of this Part A.

         2.       VOTING.

                  (a) COMMON STOCK VOTING RIGHTS. Except as otherwise required by applicable law, holders of the Common Stock are entitled, at all meetings of stockholders and with respect to all written actions in lieu of meetings, to one vote for each share of Common Stock held, and the holders of all Common Stock shall vote together as a single class. At any meeting held for the purpose of voting on any matter on which, pursuant to the Corporation Law, the holders of the Common Stock shall have a right to vote, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then entitled to vote shall constitute a quorum of the Common Stock.

                  (b) NON-VOTING COMMON STOCK VOTING RIGHTS. Except as otherwise required by law, the holders of the outstanding shares of Non-Voting Common Stock shall not be entitled to vote on any matter; PROVIDED, HOWEVER, that without the affirmative vote of the holders of a majority of the outstanding shares of the Non-Voting Common Stock, no provision of the Certificate of Incorporation of the Corporation shall be amended, altered or repealed in any manner that would (i) alter or change the powers, preferences or rights of the holders of the outstanding shares of Non-Voting Common Stock so as to affect them adversely, or (ii) delete or amend in any manner this Section 2(b).

         3. DIVIDENDS. Dividends may be declared on the then-outstanding Common Stock and the then-outstanding Non-Voting Common Stock, on a pari passu basis, from funds lawfully available therefor as and when determined by the Board of Directors, and subject to any preferential dividend rights of any then-outstanding Preferred Stock. No dividends shall be declared or paid on the Common Stock unless they shall be declared or paid, as applicable, in equal per-share amounts on the Non-Voting Common Stock, and vice versa.

         4. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split, stock dividend or otherwise) the outstanding Common Stock unless the outstanding shares of the Non-Voting Common Stock shall be proportionately subdivided or combined, and vice versa. All such subdivisions and combinations shall be payable only in Common Stock to the holders of Common Stock, and in Non-Voting Common Stock to the holders of Non-Voting Common Stock. However, if the Corporation creates any additional class of common stock, it may not issue any such stock, or any options, warrants or other rights to acquire or that convert into such stock, to holders of any class of common stock unless it also issues an equal amount per share to holders of all classes of common stock.

         5.       CONVERSION OF NON-VOTING COMMON STOCK.

                  (a) CONVERSION. Any share of Non-Voting Common Stock may be converted, at the election of the holder thereof, into one share of Common Stock at any time; PROVIDED, HOWEVER, that no holder of Non-Voting Common Stock may so convert his, her or its shares of Non-Voting Common Stock if and to the extent that such holder would thereby beneficially own more than 9.9% of the Common Stock unless and until such holder has delivered to the Secretary of the Corporation an opinion or memorandum of counsel or other reasonably satisfactory evidence that such holder may beneficially own more than 9.9% of the Common Stock and may acquire such shares in accordance with the Bank Holding Company Act of 1956, as amended. To convert any shares of Non-Voting Common Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates for such shares at the office of the transfer agent for the Non-Voting Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Voting Common Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. Such conversion shall be effective on the date (the "Surrender Date") of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent). The Corporation shall, as soon as practicable after the Surrender Date, issue and deliver at such office to such holder of Non-Voting Common Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. The Corporation shall, at all times when shares of Non-Voting Common Stock (or securities convertible into Non-Voting Common Stock) shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Non-Voting Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock and all securities convertible into Non-Voting Common Stock.

                  (b) EFFECT OF CONVERSION OF NON-VOTING COMMON STOCK. All shares of Non-Voting Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and shall automatically be cancelled and cease to exist, and all rights with respect to such shares shall immediately cease and terminate on the Surrender Date, except only the right of the holders thereof as holders of the shares of Common Stock into which such shares of Non-Voting Common Stock have been converted and the right to payment of any declared but unpaid dividends on such Non-Voting Common Stock; PROVIDED, HOWEVER, that the foregoing shall not derogate from the rights of the holders of such converted shares to exercise their rights as holders of the Common Stock into which the applicable shares of Non-Voting Common Stock have been converted at all times from and after the Surrender Date, whether or not certificates evidencing such shares of Common Stock have been issued. Any shares of Non-Voting Common Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Non-Voting Common Stock accordingly. At such time as there remain no outstanding shares of Non-Voting Common Stock, the Corporation shall amend its Certificate of Incorporation to remove therefrom those provisions that relate exclusively to Non-Voting Common Stock.

         6. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock and the Non-Voting Common Stock shall be entitled, on a pari passu basis, to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then-outstanding Preferred Stock. In the event the assets to be distributed to the holders of the Common Stock and the Non-Voting Common Stock pursuant to this Section 6 consist, in whole or in part, of assets other than cash ("Non-Cash Assets"), the distributions to all holders of Common Stock and Non-Voting Common Stock shall be of the same proportion of cash to Non-Cash Assets (or, in the event that holders shall be entitled to elect whether to receive cash or Non-Cash Assets, or to elect among various categories of Non-Cash Assets, the holders of all Common Stock and Non-Voting Common Stock shall have rights of election proportionate to the amount per share that each is entitled to receive pursuant to this Section 6).

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each such series to have such powers, preferences and rights as stated or expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, acquired or converted into shares of Common Stock by the Corporation may not be reissued except as otherwise provided by law or in the resolution or resolutions providing for the issue of such series of Preferred Stock. Except as otherwise required by law, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Corporation Law. Without limiting the generality of the foregoing, except as otherwise provided herein or in the resolutions providing for the issuance of any other series of Preferred Stock, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided herein or in the resolutions providing for the issuance of any series of Preferred Stock, no vote of the holders of any then-outstanding Preferred Stock, the Common Stock or the Non-Voting Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation.


                                      * * *

         All shares of Class B Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Amended and Restated Certificate of Incorporation are reclassified and redesignated as shares of Common Stock. All shares of Class C Common Stock of the Corporation outstanding immediately prior to the effectiveness of this Amended and Restated Certificate of Incorporation are reclassified and redesignated as shares of Non-Voting Common Stock.

                                      * * *

         FIFTH:  The Corporation is to have perpetual existence.

         SIXTH: The Board of Directors is expressly authorized to exercise all powers granted to the directors by law, except to the extent such powers are limited or denied herein or in the By-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the By-laws of the Corporation, except that any By-law adopted by the stockholders may be altered or repealed only by the stockholders if such By-law so provides.

         SEVENTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent that such exculpation from liability is not permitted under the Corporation Law as the same now exists or as may be hereafter amended. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         NINTH: If and for so long as the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders, and may not be taken by written consent, unless the action to be taken by written consent has been approved or declared advisable in a resolution adopted by the Corporation's Board of Directors.

         TENTH: If any provision (or part thereof) of this Amended and Restated Certificate of Incorporation is held to be invalid or not legally enforceable for any reason, such invalidity shall not affect the validity and enforceability of the remaining provisions (or parts thereof), all of which are inserted conditionally on their being valid in law. In the event of any such invalidity or unenforceability, this Amended and Restated Certificate of Incorporation shall be construed as if such invalid provision (or part thereof) had not been inserted; PROVIDED, HOWEVER, that if any provision is declared to be unenforceable because it is determined to be overbroad, then, to the extent possible, in lieu of deletion such provision shall be modified to the minimum extent necessary to render such provision enforceable.

         ELEVENTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are conferred subject to this reservation.

         E. The foregoing Amended and Restated Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

         F. The foregoing Amended and Restated Certificate of Incorporation was approved by the written consent of the holders of a majority of the outstanding shares of Common Stock, and by the holders of a majority of the outstanding shares of each class of stock entitled to vote thereon as a separate class, in accordance with Sections 228, 242, and 245 of the Corporation Law.



                                      * * *

         IN WITNESS WHEREOF, Eldorado Bancshares, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Robert P. Keller, its
President, and attested by Michael K. Krebs, its Secretary, this    day of
         , 1999.


                                      ELDORADO BANCSHARES, INC.


                                      By:
                                         -----------------------------------
                                         Robert P. Keller
                                         President


ATTEST:

By:
   ---------------------------
   Michael K. Krebs
   Secretary